Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

December 13, 2011

To the Board of Directors of

CYIOS Corporation

Washington, DC 20004

Consent of Independent Registered Public Accounting Firm

Silberstein Ungar, PLLC, hereby consents to the use in the Form S-1 (Post-Effective Amendment #6 to Form S-1) Registration Statement under the Securities Act of 1933, filed by CYIOS Corporation of our report dated April 15, 2011, relating to the consolidated financial statements of CYIOS Corporation as of and for the year ending December 31, 2010.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan